SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

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[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to § 240.14a-12

Motorola, Inc.

(Name of Registrant as Specified In Its Charter)

Carl C. Icahn
Frank Biondi, Jr.
William R. Hambrecht
Lionel C. Kimerling
Keith Meister
Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Partners Master Fund II LP
Icahn Partners Master Fund III LP
High River Limited Partnership
Barberry Corp.
Icahn Enterprises G.P. Inc.
Icahn Enterprises Holdings L.P.
IPH GP LLC
Icahn Capital L.P.
Icahn Onshore LP
Icahn Offshore LP
Beckton Corp.
Hopper Investments LLC
Vincent J. Intrieri
David Schechter

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On March 26, 2008, Carl C. Icahn issued a press release attached hereto as Exhibit 1.

          SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, FRANK BIONDI, JR., WILLIAM R. HAMBRECHT, LIONEL C. KIMERLING, KEITH MEISTER, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP., AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF MOTOROLA, INC. FOR USE AT ITS ANNUAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THIS PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOKHOLDERS OF MOTOROLA, INC., WILL BE AVAILABLE TO STOCKHOLDERS OF MOTOROLA, INC. FROM THE PARTICIPANTS AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THIS PROXY SOLICITATION IS CONTAINED IN SCHEDULE 14A FILED BY MR. ICAHN AND CERTAIN OF HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2008, WHICH DOCUMENT IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

EXHIBIT 1

Carl C. Icahn

ICAHN PUBLISHES AN OPEN LETTER TO MOTOROLA BOARD

Contact: Susan Gordon: (212) 702-4309

New York, NY, March 26, 2008. Carl Icahn is sending the following letter to the Board of Directors of Motorola, Inc. (NYSE MOT):

Carl C. Icahn
c/o Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, NY 10153

March 26, 2008

Board of Directors
Motorola, Inc.
131 E. Algonquin Road
Schaumberg, Illinois 60196

Ladies and Gentlemen:

Today’s — much delayed and long overdue — announcement regarding the spin-off of the Mobile Devices business and the establishment of two fully independent companies with separate management teams and Boards is clearly a step in the right direction. As you know, for some time I have argued that this should be done. However, as one of the largest Motorola stockholders, I continue to have concerns about the speed and manner in which a new management team is selected for the Mobile Devices business and the separation transaction is consummated. Time is of the essence and decisive action is required to reposition the Mobile Devices business for success as an independent company. Furthermore, today’s announcement begs a few key questions:

1.	Why will it take you until sometime in 2009 to accomplish the separation?

2.	Why does it take the threat of a proxy fight for you to make promises we all want to hear?

3.	Do you intend to carry out your proposals or will it be a repeat of last year’s proxy fight strewn with a string of broken commitments? Obviously the tepid reaction of the market manifests shareholders’ views concerning the value of your commitment. The only statement made in your conference call we totally agree with is that . . . “there can be no assurances that any transaction will ultimately occur.”

You stated during today’s conference call, “we discussed Board Nominees with Carl Icahn and we proposed two nominees and he declined.” Again this is only partially true. It is true that Sandy Warner, head of the Nominating Committee called me and offered seats to two of my Nominees if I would drop the proxy fight. However, you failed to mention in your conference call that I told Mr. Warner that I would gladly accept this offer if the Board would also accept Keith Meister. Mr. Warner replied summarily to this offer that Meister did not “qualify.” I asked Mr. Warner what does one have to do to qualify — lose $37 billion dollars? Mr. Warner then replied that the Board did not “know” Meister. My answer was that Meister would fly anywhere at any time to meet the Board so they could “know” him (I did mention that the situation at Motorola is too serious for the Board to remain a country club). My offer to Motorola stills stands.

You have stated to the press that our request for information about what steps the Board actually took to correct the problem at Motorola is an unnecessary distraction. We disagree. In a political election when constituents believe their representatives’ performance was inadequate, they are certainly not denied information as to whether their representative acted in a grossly negligent fashion. Why should it be different in Corporate America?

I do however agree with you that this proxy fight is a distraction that Motorola at this junction can ill afford. If as you have stated, we all want to benefit the stockholders of Motorola, then what possible reason is there for not putting Keith Meister on the Board. After all, how much can he eat at the Board meetings? On a positive side, having a highly intelligent, energetic individual like Keith, who has 145 million reasons to spend his time working toward the spin-off being accomplished, may well make this promise come true in a timely fashion.

We ask the Board meet with Meister, put egos aside and let’s get on with the urgent business at hand.

Sincerely,

Carl C. Icahn

          SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, FRANK BIONDI, JR., WILLIAM R. HAMBRECHT, LIONEL C. KIMERLING, KEITH MEISTER, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP., AND CERTAIN OF THEIR

          RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF MOTOROLA, INC. FOR USE AT ITS ANNUAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THIS PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOKHOLDERS OF MOTOROLA, INC., WILL BE AVAILABLE TO STOCKHOLDERS OF MOTOROLA, INC. FROM THE PARTICIPANTS AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THIS PROXY SOLICITATION IS CONTAINED IN SCHEDULE 14A FILED BY MR. ICAHN AND CERTAIN OF HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2008, WHICH DOCUMENT IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.